Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

|_| Preliminary proxy statement            |_| Confidential, for use of the
                                               Commission Only  (as permitted by
                                               Rule 14a-6(e)(2))
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          HOSPITALITY PROPERTIES TRUST
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

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     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
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|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid: ---------------------------------------------------

(2)  Form, Schedule or Registration Statement No.: -----------------------------

(3)  Filing Party: -------------------------------------------------------------

(4)  Date Filed: ---------------------------------------------------------------

                         HOSPITALITY PROPERTIES TRUST

                               400 Centre Street
                          Newton, Massachusetts 02158



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998

                               ----------------

To the Shareholders of Hospitality Properties Trust

     Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust (the "Company") will be held at 9:30 A.M. on Tuesday, May 19, 1998, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

   1. To elect one Trustee in Group III of the Company's Board of Trustees.

   2. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 27, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,






                                          JOHN G. MURRAY, Secretary


March 31, 1998

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                         HOSPITALITY PROPERTIES TRUST


                               400 Centre Street
                          Newton, Massachusetts 02158


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on Tuesday, May 19, 1998

                               ----------------

                                 INTRODUCTION
     A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust (the "Company") is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about March 31, 1998, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1997 (including audited financial statements of the Company).

     Only shareholders of record as of the close of business on March 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 41,040,797 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

     All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the proposal set forth below. The proposal set forth below requires the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions and broker non-votes are considered present for purposes of determining quorum. A shareholder marking the proxy "Withheld" will not be counted as voting in favor of the proposal. If a broker indicates on a proxy that it does not have discretionary authority with respect to certain Common Shares to vote on the proposal, those Common Shares will not be counted as voting in favor of the proposal. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1. Election of Trustee in Group III of the Board of Trustees
     The number of Trustees of the Company is currently fixed at five and the Board of Trustees is currently divided into three groups with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

     The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and the By-Laws of the Company and the laws of the State of Maryland.

     The Declaration of Trust provides that a majority of the Board of Trustees will be composed of Independent Trustees who are not affiliated with REIT Management & Research, Inc. ("RMR"), a Delaware corporation which is the Company's investment advisor, or with Health and Retirement Properties Trust ("HRP") and who do not serve as officers of the Company. Messrs. John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are the Company's Independent Trustees.

     The entire Board of Trustees functions as an Executive Compensation Committee to implement the Company's 1995 Incentive Share Award Plan (the "Plan"). A subcommittee of the Executive Compensation Committee composed of the Independent Trustees reviews the performance of the Company's investment advisor under its advisory agreement with the Company and the award of Common Shares, other than awards of Common Shares to Independent Trustees described below, under the Plan. See "Certain Relationships and Related Transactions." The Executive Compensation Committee has not met independently of meetings of the Board of Trustees, but is free to do so. The Company does not have a Nominating Committee.

     The Board of Trustees maintains an Audit Committee consisting of the three Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the appropriateness of audit and nonaudit fees charged and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1997.

     During 1997, the Board of Trustees held five meetings. Each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member.

     The Company pays its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and reimburses expenses incurred by its Independent Trustees for attending meetings. Under the Plan, each Independent Trustee automatically receives an annual grant of 300 Common Shares at the first meeting of the Board of Trustees following each Annual Meeting of Shareholders. See "Other Information." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position rotates annually among the Independent Trustees, is paid $2,000 per year for such service.

     The present Trustee in Group III is Arthur G. Koumantzelis. If re-elected, Mr. Koumantzelis will hold office until the Company's 2001 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the Common Shares issued and outstanding. It is the intention of the persons authorized by the enclosed proxy to nominate and elect Mr. Koumantzelis as the Group III Trustee. HRP and HRPT Advisors, Inc. ("Advisors"), an affiliate of RMR, which have voting control over an aggregate of 4,280,526 Common Shares (approximately 10.4% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of the election of Mr. Koumantzelis as the Group III Trustee.

     The principal occupation for the past five years and age as of March 1, 1998 of Mr. Koumanzelis are as follows:


ARTHUR G. KOUMANTZELIS Age: 67
     Mr. Koumantzelis has been a self-employed business consultant since March 1998. Prior to that time he was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc. since July 1990. Mr. Koumantzelis has notified the Board of Directors of Cumberland Farms, Inc. of his intention to retire from his position as Chief Financial Officer in early 1998. Cumberland Farms, Inc. is a private company engaged in the convenience store business in the northeastern United States and Florida and in the distribution and retail sale of gasoline in the northeastern United States. Cumberland Farms, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in May 1992 and subsequently emerged from bankruptcy proceedings in December 1993. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995.

     In addition to Mr. Koumanzelis, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of March 1, 1998 are as follows:


JOHN L. HARRINGTON Age: 61
     Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is also a director of a bank subsidiary of Fleet Financial Group, Inc. Mr. Harrington was a Trustee of HRP from 1991 through August 1995. Mr. Harrington is a Group I Trustee; his term will expire at the 1999 Annual Meeting of Shareholders.


GERARD M. MARTIN Age: 63

     Mr. Martin is a Managing Trustee of the Company. Mr. Martin is a private investor in real estate and has been a Managing Trustee of the Company since its organization in 1995 and a Managing Trustee of HRP since its organization in 1986. From 1985 until the merger of Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("HHC") in February 1994 (the "Horizon/Greenery Merger"), he served as the Chief Executive Officer and Chairman of the Board of Directors of Greenery. Mr. Martin was a Director of HHC prior to his resignation in July 1996. Mr. Martin is currently a Director and 50% shareholder of RMR and Advisors. Mr. Martin served as interim President of the Company from the Company's formation through John G. Murray's election to such office in March 1996. Mr. Martin has been active in the real estate industry for more than 30 years. Mr. Martin is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.


BARRY M. PORTNOY Age: 52

     Mr. Portnoy has been a Managing Trustee of the Company since its organization in 1995 and has been a Managing Trustee of HRP since its organization in 1986. Mr. Portnoy was a Director of HHC prior to his resignation in July 1996. Mr. Portnoy is currently a Director and 50% shareholder of RMR and Advisors. Mr. Portnoy has been actively involved in real estate and real estate finance activities for approximately 20 years. Mr. Portnoy is an attorney and was a partner of the law firm of Sullivan & Worcester LLP, counsel to the Company, from 1978 through March 31, 1997. Mr. Portnoy is a Group I Trustee; his term will expire at the 1999 Annual Meeting of Shareholders.


WILLIAM J. SHEEHAN Age: 53

     Mr. Sheehan has been the Chief Financial Officer of Ian Schrager Hotels, LLC (formerly Ian Schrager Hotels, Inc.) since May 1995. From 1993 through May 1995, Mr. Sheehan was a self-employed consultant on financial and operating matters to companies in the hotel industry. From 1982 until 1993 he was employed by Omni Hotels, most recently as Vice Chairman (1992 to 1993) and President and Chief Executive Officer (1988 to 1992). Prior to that time, he was a partner at Arthur Andersen & Co. (now Arthur Andersen LLP). Mr. Sheehan is a certified hotel administrator, a Fellow of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences. Mr. Sheehan is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.


JOHN G. MURRAY Age: 37

     Mr. Murray is the President, Chief Operating Officer and Secretary of the Company. Mr. Murray is also Executive Vice President of RMR. Prior to his election to the office of President and Chief Operating Officer in March 1996, Mr. Murray also served as Treasurer and Chief Financial Officer of the Company. Mr. Murray served in various capacities for HRP from 1993 through August 1995 and for Advisors since 1993. Mr. Murray served as Director of Finance, Business Analysis and Planning at Fidelity Brokerage Services, Inc. from 1992 to 1993 and served as Director of Acquisitions from 1990 through 1991. Prior to 1990, Mr. Murray was a senior manager at the accounting firm of Arthur Young & Company (now Ernst & Young LLP). Mr. Murray is a certified public accountant.


THOMAS M. O'BRIEN Age: 31

     Mr. O'Brien is the Treasurer and Chief Financial Officer of the Company. Mr. O'Brien is also a Vice President and employee of Advisors and RMR. Prior to his election to such office in March 1996, Mr. O'Brien was employed by Arthur Andersen LLP for eight years. Mr. O'Brien is a certified public accountant.


     There are no family relationships among any Trustees and current executive officers of the Company. However, Adam D. Portnoy, who served as Vice President of the Company prior to his resignation in January 1997, is the son of Barry M. Portnoy. Executive officers serve at the will of the Board of Trustees.

                               OTHER INFORMATION


Compensation of Executive Officers

     The Company does not have any employees; services which otherwise would be provided by employees were performed by Advisors prior to January 1, 1998 and thereafter have been performed by RMR. Payments by the Company to Advisors for services prior to January 1, 1998 and to RMR for services from January 1, 1998 are described in "Certain Relationships and Related Transactions."


     The following table provides summary compensation information for executive officers of the Company since the Company's formation in 1995:


                          SUMMARY COMPENSATION TABLE



                                      Annual Compensation(1)                          Long-Term Compensation
                              -------------------------------------- --------------------------------------------------------
                                                                      Restricted    Securities
                                                       Other Annual      Stock      Underlying                    All Other
 Name and Principal Position   Year   Salary   Bonus   Compensation    Awards(2)   Options/SARs   LTIP Payouts   Compensation
----------------------------- ------ -------- ------- -------------- ------------ -------------- -------------- -------------
John G. Murray .............. 1997    None    None        None          $60,880       None           None           None
 President & Chief Operating  1996    None    None        None          $53,250       None           None           None
 Officer (chief executive
 officer)
Thomas M. O'Brien ........... 1997    None    None        None          $45,660       None           None           None
 Treasurer & Chief Financial  1996    None    None        None          $39,938       None           None           None
 Officer
Adam D. Portnoy ............. 1997    None    None        None          None          None           None           None
 Vice President(3)            1996    None    None        None          $26,625       None           None           None

----------------

(1) Except with respect to incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. Advisors, which conducted the day-to-day operations of the Company during 1997, compensated Messrs. Murray and O'Brien and Mr. Adam Portnoy in connection with their services to Advisors and to the Company.


(2) All incentive share awards have been granted pursuant to the Plan and, except as otherwise described in Note 3 below, each provides that one third of each annual incentive share award vests immediately upon grant and one third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform the duties of an executive officer of the Company during the vesting period of such award, that executive officer will only be entitled to retain the number of Shares which have vested up to the date of his departure, unless vesting of Shares is accelerated by the Board of Trustees. At December 31, 1997, the aggregate 4,000 and 3,000 Common Shares granted as annual incentive share awards under the Plan to Messrs. Murray and O'Brien, respectively, had a value of $131,500 and $98,625 respectively, based upon a $32.875 per share closing price for the Common Shares as reported on the New York Stock Exchange on that date. Common Shares are entitled to dividends as declared by the Company. The dollar amounts shown in the table represent the number of restricted Shares which have vested or continue to be subject to vesting multiplied by the closing price for the Common Shares on the New York Stock Exchange on the date of grant.


(3) Mr. Adam Portnoy served as Vice President during a portion of 1996 until January of 1997. The 1,000 Common Shares awarded to him under the Plan became fully vested and were sold by him in 1997.

Compensation Committee Interlocks and Insider Participation

     The Company has an Executive Compensation Committee comprised of the entire Board of Trustees. A subcommittee of the Executive Compensation Committee composed of the Independent Trustees (Messrs. Harrington, Koumantzelis and Sheehan) makes recommendations for grants of shares under the Plan and such recommendations are acted upon by the full Board of Trustees. Barry M. Portnoy, a member of the Board of Trustees, is a former partner in the firm of Sullivan & Worcester LLP, counsel of the Company.


Performance Graph--Comparison of Cumulative Total Return

     The graph below shows, for the periods indicated, the Company's cumulative total shareholder return on its Common Shares (assuming a $100 investment on August 31, 1995, the first day following the beginning of public trading in the Company's Common Shares on the New York Stock Exchange for which all information set forth below is available) as compared with (a) the Standard & Poor's 500 Index and (b) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ/National Market System (NAREIT). The comparison assumes all dividends are reinvested.



[LINE GRAPH]

PLOT POINTS

                         HPT      NAREIT      S&P 500 INDEX
August 31, 1995          100       100            100
December 31, 1995        110       106            110
December 31, 1996        131       143            136
December 31, 1997        159       172            173

Executive Compensation Report

     Hospitality Properties Trust (the "Company") developed and implemented its 1995 Incentive Share Award Plan (the "Plan") in recognition of the following circumstances. First, the Company's Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of its investment advisor and not of the Company, and receive their salary compensation from its advisor, the Trustees wished to establish a vehicle which would, among other things, (a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the services covered by the the advisory agreement with the Company's investment advisor. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on behalf of the Company, speaking at Company conferences, road shows and making additional presentations, interfacing with analysts and preparing and distributing shareholder reports, materials, statements and other information. The Trustees may impose vesting restrictions or other conditions on the granted Common Shares, which may further promote continuity of management.

     In 1997, John G. Murray, President and Chief Operating Officer of the Company, received a grant of 2,000 Common Shares under the Plan, 666 2/3 Common Shares of which vested immediately upon grant, 666 2/3 of which will vest on the first anniversary of the grant and 666 2/3 of which will vest on the second anniversary of the date of grant. In 1997, Mr. O'Brien, the Treasurer and Chief Financial Officer of the Company, received a grant of 1,500 Common Shares under the Plan, 500 of which vested immediately upon the grant and 500 of which will vest on each of the first and second anniversaries of the grant. Mr. Adam Portnoy resigned his position with the Company in January of 1997, and the Board of Trustees voted to accelerate fully the vesting of the Common Shares which had been awarded in 1996. The determination of the number of Common Shares granted to Messrs. Murray and O'Brien and the acceleration of the vesting schedule for Mr. Adam Portnoy's Common Shares were not specifically based on an estimate of the Company's performance but instead were based on the relationship of the fair market value of the Common Shares so granted, on the number of Common Shares previously granted to each such individual, and on the Board's opinion as to the value of the "outside" services to the Company, as discussed above, performed by these officers.

                                        BOARD OF TRUSTEES


                                        John L. Harrington
                                        Arthur G. Koumantzelis
                                        Gerard M. Martin
                                        Barry M. Portnoy
                                        William J. Sheehan

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Shares by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each of the company's Trustees and officers and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to the beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.

     The table sets forth information regarding beneficial ownership of Common Shares as of the Record Date.


                                                                              Beneficial Ownership
                                                                             ----------------------
                                                                              Number of
                            Name and Address(1)                                 Shares      Percent
--------------------------------------------------------------------------   -----------   --------
Health and Retirement Properties Trust ...................................    4,000,000       9.7%
REIT Management & Research, Inc. (2) .....................................    4,000,000       9.7%
Barry M. Portnoy(3) ......................................................    4,280,526      10.4%
Gerard M. Martin(3) ......................................................    4,280,526      10.4%
John L. Harrington(4)(5) .................................................          970         *
William J. Sheehan(4)(5) .................................................          962         *
Arthur G. Koumantzelis(4)(5) .............................................          970         *
John G. Murray(6) ........................................................        4,000         *
Thomas M. O'Brien(7) .....................................................        3,136         *
All Trustees and executive officers as a group (seven persons)(2)(3) .....    4,290,564      10.5%

----------------

* Less than 1%

(1) The address of HRP is 400 Centre Street, Newton, MA 02158. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158 or as reported below.

(2) As HRP's investment advisor, RMR may under applicable regulatory definitions be deemed to own beneficially HRP's 4,000,000 Common Shares. RMR, however, expressly disclaims any beneficial ownership of HRP's 4,000,000 Common Shares.

(3) Neither Mr. Portnoy nor Mr. Martin owns Common Shares directly. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares and Advisors, which is owned by Messrs. Portnoy and Martin, owns 280,526 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of these Common Shares.

(4) Each of the Independent Trustees receives a grant of 300 Common Shares per annum as part of their annual compensation.

(5) Includes shares acquired under the Company's Dividend Reinvestment Plan.

(6) One-half of these Common Shares are vested; the rest will vest in installments during the next two years.

(7) Mr. O'Brien owns 136 shares purchased through the Company's dividend reinvestment plan. As to 3,000 shares, one-half are vested; the rest will vest in installments during the next two years.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to January 1, 1998, the Company had an agreement (the "Old Advisory Agreement") with Advisors under which Advisors provided investment and administrative services to the Company. Effective January 1, 1998, the Company entered into an agreement (the "New Advisory Agreement") with RMR under which RMR provides investment and administrative services to the Company. Advisors and RMR are each owned by Messrs. Martin and Portnoy. The Old Advisory Agreement provided, and the New Advisory Agreement provides, for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital (as defined in the Advisory Agreements) up to $250 million, and 0.50% of Average Invested Capital equal to or exceeding $250 million; and an annual incentive fee, calculated on the basis of annual increases in the Company's cash flow available for distribution per share. Starting in 1996 the incentive fee payable to Advisors was, and the incentive fee payable to RMR is, 15% of annual increases in cash flow available for distribution per share (but in no event more than $.02 per share), times the weighted average number of shares outstanding in such year. Any incentive fees will be paid in Common Shares. Aggregate fees paid to Advisors for services during 1997 were $5.3 million, including $472,513 (based upon a per share price of $32.375) payable in 14,595 restricted Common Shares as an incentive fee.

     In January 1997 Advisors provided funding for short-term working capital to the Company in the form of a demand loan in the amount of $7 million, which has since been repaid, at a floating interest rate equal to the brokers' call rate as published in the Wall Street Journal plus 50 basis points. The transaction was approved by the Independent Trustees, and the Company believes that the terms of such loan are similar to or better than those the Company could expect in a similar arms' length transaction. For a portion of 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, the law firm which provides legal services to the Company and to HRP, RMR, Advisors and affilates of each of the foregoing, and received payments from the firm during 1997 as a partner and in respect of his retirement from that firm.

     In the ordinary course of its business Advisors is occasionally involved in litigation, including the following matters to which the Company is not a party. Early in 1995, HRP commenced a foreclosure action to enforce indemnities given in connection with the surrender of certain leaseholds to, and the purchase of certain properties by, HRP in 1992. In May 1995, the defendants in the foreclosure action and parties related to HRP's former tenants and sellers asserted cross claims against HRP and others, including Advisors, Messrs. Martin and Portnoy and Sullivan & Worcester LLP, which acts as counsel to HRP, Advisors and the Company. The same cross-claim defendants were served in late February 1996 in an additional action in a federal court. The cross claims and separate claims allege, among other things, fraud (including violations of federal securities laws), conflicts of interest, breach of fiduciary duties, legal malpractice, civil conspiracy and violations of 18 U.S.C. [sec] 1962
(RICO) in connection with the leasehold surrenders, the transactions and indemnities underlying the foreclosure action and certain related transactions, and that the foreclosure defendants and third party plaintiffs suffered substantial damages as a result. HRP, Advisors and other parties to this dispute have sought arbitration of all arbitrable claims arising from this dispute pursuant to the contract under which the dispute originated, and an arbitration proceeding is now underway. The Company has been informed that additional related actions have been brought against HRP, Advisors and the other defendants in the original cross claims. The amounts of damages claimed against HRP and such other defendants are material. The Company has been informed that HRP, Advisors and the other crossclaim defendants intend to defend themselves in the actions or otherwise to pursue such claims and rights which they may have. The outcome of these pending claims and proceedings cannot be predicted.


                 COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were met.

                                   AUDITORS

     The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor since its organization in 1995 has been Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.


                             SHAREHOLDER PROPOSALS

     The Company's 1999 Annual Meeting of Shareholders is presently expected to be held on or about May 18, 1999. Proposals of shareholders intended to be present at the 1999 Annual Meeting must be received not later than February 19, 1999 nor earlier than January 1, 1999 for inclusion in the Company's proxy statement and proxy for that meeting.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder of record on the date of the giving of the notice described below and on the record date for the determination of shareholders entitled to vote on such nominations who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a shareholder's nominee in the case of an annual meeting, must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e. not later than February 19, 1999, nor earlier than January 1, 1999, with respect to the 1999 Annual Meeting of Shareholders).


                                 OTHER MATTERS

     As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

                                        By Order of the Board of Trustees



                                        JOHN G. MURRAY, Secretary



Newton, Massachusetts
March 31, 1998

                          HOSPITALITY PROPERTIES TRUST
                 400 Centre Street, Newton, Massachusetts 02158

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints GERARD M. MARTIN, JOHN G. MURRAY and BARRY M. PORTNOY, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated on the reverse side, all the Common Shares of Beneficial Interest of Hospitality Properties Trust held of record by the undersigned, or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Shareholders to be held on May 19, 1998 or any adjournment or postponement thereof.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposal 1.


PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?
-------------------------------------    -------------------------------------

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

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

HOSPITALITY PROPERTIES TRUST

                                                                For     Withhold
                    1) Election of Trustee in Group III:        [ ]        [ ]
                                    Arthur G. Koumanzelis

                    2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                       Mark box at right if an address change or comment has been noted on the reverse side of this card
                                                                            [ ]

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.      DATE:



-------------------------------------    ---------------------------------------
Shareholder Sign Here                    Co-owner Sign Here